UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2015

ENERGY 11, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-1581552	46-3070515
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

Due to certain non-attest services provided by Ernst & Young LLP, to Energy 11, L.P.’s (the “Partnership”) proposed Manager, the Partnership has replaced Ernst & Young LLP (the “Former Accounting Firm”) as its independent registered public accounting firm, effective as of March 18, 2015, with Grant Thornton LLP (the “New Accounting Firm”) as its new independent registered public accounting firm as of and for the year ended December 31, 2014.  As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with the Former Accounting Firm.

Item 4.01(a)  Previous Independent Accountants.

(i) On March 18, 2015, the Partnership replaced the Former Accounting Firm as its independent registered public accounting firm effective on that date.

(ii) The report of the Former Accounting Firm of the Partnership’s financial statements since the Partnership’s establishment in June 2013 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) During the period from inception of the Partnership through March 18, 2015, there (i) have been no disagreements with the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accounting Firm, would have caused the Former Accounting Firm to make reference to the subject matter of such disagreements in its reports on the financial statements for such years and (ii) were no reportable events of the kind in Item 304(a)(1)(v) of Regulation S-K.

The Partnership has requested that the Former Accounting Firm furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of the letter from the Former Accounting Firm is attached hereto as Exhibit 16.1 to this Form 8-K.

Item 4.01(b)  New Independent Accountants.

On March 18, 2015, the Partnership engaged Grant Thornton LLP (the “New Accounting Firm”) as our independent registered accounting firm for the year ended December 31, 2014.  The Partnership has not consulted with the New Accounting Firm during the two most recent fiscal years or during any subsequent interim period prior to its appointment as New Accounting Firm regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by the Partnership in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter from Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 18, 2015

ENERGY 11, L.P.

		By:	/s/ David McKenney
David McKenney
Chief Financial Officer of Energy 11 GP, LLC

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	Letter from Ernst & Young LLP